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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Large Cap Series, Inc.:
    RiverSource Disciplined Equity Fund
    RiverSource Growth Fund
    RiverSource Large Cap Equity Fund
    RiverSource Large Cap Value Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                /s/ KPMG LLP
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                                                    KPMG LLP


Minneapolis, Minnesota
September 27, 2006